NEWS RELEASE

NETGEAR® REPORTS SECOND QUARTER 2017 RESULTS

•	Second quarter 2017 net revenue of $330.7 million, as compared to $311.7 million in the comparable prior year quarter, an increase of 6.1%.

•	Second quarter 2017 GAAP net income of $14.6 million, as compared to $16.0 million in the comparable prior year quarter.

◦	Second quarter 2017 non-GAAP net income of $19.9 million, as compared to $24.1 million in the comparable prior year quarter.

•	Second quarter 2017 GAAP net income per diluted share of $0.44, as compared to $0.48 in the comparable prior year quarter.

◦	Second quarter 2017 non-GAAP net income per diluted share of $0.60, as compared to $0.72 in the comparable prior year quarter.

•
Business outlook[1]: Company expects third quarter 2017 net revenue to be in the range of $340 million to $355 million, with GAAP operating margin in the range of 6.5% to 7.5% and non-GAAP operating margin in the range of 9.0% to 10.0%. Additionally, the Company expects the GAAP tax rate to be approximately 35.0% and non-GAAP tax rate to be approximately 33.5%.

SAN JOSE, California - July 26, 2017 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and growing businesses, today reported financial results for the second quarter ended July 2, 2017.

Net revenue for the second quarter ended July 2, 2017 was $330.7 million, as compared to $311.7 million in the second quarter ended July 3, 2016, and $323.7 million in the first quarter ended April 2, 2017. Net income, computed in accordance with GAAP, for the second quarter of 2017 was $14.6 million, or $0.44 net income per diluted share. This compared to GAAP net income of $16.0 million, or $0.48 net income per diluted share, in the second quarter of 2016, and GAAP net income of $16.0 million, or $0.47 net income per diluted share, in the first quarter of 2017. Non-GAAP net income was $0.60 per diluted share in the second quarter of 2017, as compared to non-GAAP net income of $0.72 per diluted share in the second quarter of 2016 and $0.64 per diluted share in the first quarter of 2017.

Operating margin, computed in accordance with GAAP, for the second quarter of 2017 was 5.8%, as compared to 8.2% in the year ago comparable quarter, and 7.0% in the first quarter of 2017. Non-GAAP operating margin was 8.5% in the second quarter of 2017, as compared to 11.6% in the second quarter of 2016 and 10.0% in the first quarter of 2017.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, "We are very pleased with our second quarter results, which were driven by both the triple digit growth of Arlo, as well as the strength of Orbi and Nighthawk. The Arlo segment grew an impressive 104% year-over-year. We reached all-time highs in market share in both the IP camera and consumer WiFi markets during the quarter, and will continue to execute on our strategy of increasing market share in the quarters to come."

Christine Gorjanc, Chief Financial Officer of NETGEAR, added, "During the second quarter of 2017, we used approximately $45 million to repurchase an approximate 929,000 shares of NETGEAR common stock at an average price of $48.44. We continue to believe that stock repurchases are an effective way of returning capital to shareholders, and plan to be opportunistic buyers of our stock in the coming quarters.”

Business Outlook

Christine Gorjanc, Chief Financial Officer of NETGEAR, added, "Looking forward to the third quarter of 2017, we expect net revenue to be in the range of $340 million to $355 million. GAAP operating margin is expected to be in the range of 6.5% to 7.5% and non-GAAP operating margin is expected to be in the range of 9.0% to 10.0%. Our GAAP tax rate is expected to be approximately 35.0% and our non-GAAP tax rate is expected to be 33.5% for the third quarter of 2017.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ended
	October 1, 2017
	Operating Margin Rate	Tax Rate
GAAP	6.5% - 7.5%	35.0%
Estimated adjustments for[1]:
Amortization of intangibles	0.8%	__
Stock-based compensation expense	1.7%	__
Tax effect of non-GAAP adjustments	__	(1.5)%
Non-GAAP	9.0% -10.0%	33.5%
1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: restructuring and other charges; litigation reserves, net; acquisition-related charges; impairment charges; and discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards. New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details
NETGEAR will review the second quarter results and discuss management's expectations for the third quarter of 2017 today, Wednesday, July 26, 2017 at 5 p.m. ET (2 p.m. PT). The dial-in number for the live audio call is (201) 689-8471. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available 2 hours following the call through midnight ET (9 p.m. PT) on Wednesday, August 2, 2017 by telephone at (412) 317-6671 and via the web at http://investor.netgear.com. The account number to access the phone replay is 13666400.

About NETGEAR, Inc.
NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company's products are built on a variety of proven technologies such as wireless (WiFi and LTE), Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company's products are sold. NETGEAR products are sold in approximately 31,000 retail locations around the globe, and through approximately 25,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. The company's headquarters are in San Jose, Calif., with additional offices in approximately 25 countries. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2017 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: expected net revenue, GAAP and non-GAAP operating margins, and GAAP and non-GAAP tax rates; expectations regarding the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth; and expectations regarding seasonal changes in the Company’s business performance. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 48 through 69, in the Company's quarterly report on Form 10-Q for the fiscal quarter ended April 2, 2017, filed with the Securities and Exchange Commission on May 5, 2017.  NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP other income (expense), net, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, restructuring and other charges, litigation reserves, net, gain on litigation settlements, loss pertaining to cost method investment, and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

· the ability to make more meaningful period-to-period comparisons of our on-going operating results;
· the ability to better identify trends in our underlying business and perform related trend analyses;
· a better understanding of how management plans and measures our underlying business; and
· an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: restructuring and other charges, litigation reserves, net, gain on litigation settlements, and loss pertaining to cost method investment. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	July 2, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$190,676	$240,468
Short-term investments	114,847	125,514
Accounts receivable, net	304,588	313,839
Inventories	263,773	247,862
Prepaid expenses and other current assets	27,705	35,102
Total current assets	901,589	962,785
Property and equipment, net	18,829	19,473
Intangibles, net	30,215	37,899
Goodwill	85,463	85,463
Other non-current assets	79,493	78,836
Total assets	$1,115,589	$1,184,456

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$72,886	$112,436
Accrued employee compensation	24,017	33,096
Other accrued liabilities	173,714	170,674
Deferred revenue	36,533	35,301
Income taxes payable	—	5,146
Total current liabilities	307,150	356,653
Non-current income taxes payable	15,721	15,119
Other non-current liabilities	16,796	15,865
Total liabilities	339,667	387,637
Stockholders' equity:
Common stock	32	33
Additional paid-in capital	584,097	566,307
Accumulated other comprehensive income (loss)	(4,810)	1,938
Retained earnings	196,603	228,541
Total stockholders' equity	775,922	796,819
Total liabilities and stockholders' equity	$1,115,589	$1,184,456

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and percentage data)
(Unaudited)

	Three Months Ended			Six Months Ended
	July 2, 2017	April 2, 2017	July 3, 2016	July 2, 2017	July 3, 2016

Net revenue	$330,723	$323,657	$311,655	$654,380	$621,911
Cost of revenue	238,787	226,725	213,867	465,512	423,558
Gross profit	91,936	96,932	97,788	188,868	198,353
Gross margin	27.8%	29.9%	31.4%	28.9%	31.9%
Operating expenses:
Research and development	23,357	22,683	21,804	46,040	43,941
Sales and marketing	36,461	38,229	36,089	74,690	73,366
General and administrative	12,950	13,194	13,035	26,144	25,884
Restructuring and other charges	22	37	1,311	59	3,989
Litigation reserves, net	53	—	35	53	45
Total operating expenses	72,843	74,143	72,274	146,986	147,225
Income from operations	19,093	22,789	25,514	41,882	51,128
Operating margin	5.8%	7.0%	8.2%	6.4%	8.2%
Interest income	482	405	279	887	513
Other income (expense), net	383	335	(332)	718	(698)
Income before income taxes	19,958	23,529	25,461	43,487	50,943
Provision for income taxes	5,376	7,535	9,427	12,911	18,320
Net income	$14,582	$15,994	$16,034	$30,576	$32,623

Net income per share:
Basic	$0.45	$0.49	$0.49	$0.94	$1.00
Diluted	$0.44	$0.47	$0.48	$0.91	$0.98

Weighted average shares used to compute net income per share:
Basic	32,352	32,944	32,639	32,650	32,578
Diluted	33,116	34,136	33,493	33,656	33,390

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Six Months Ended
	July 2, 2017	April 2, 2017	July 3, 2016	July 2, 2017	July 3, 2016

GAAP gross profit	$91,936	$96,932	$97,788	$188,868	$198,353
GAAP gross margin	27.8%	29.9%	31.4%	28.9%	31.9%
Amortization of intangibles	1,374	2,611	2,394	3,985	4,788
Stock-based compensation expense	542	436	451	978	890
Non-GAAP gross profit	$93,852	$99,979	$100,633	$193,831	$204,031
Non-GAAP gross margin	28.4%	30.9%	32.3%	29.6%	32.8%

GAAP research and development	$23,357	$22,683	$21,804	$46,040	$43,941
Stock-based compensation expense	(1,373)	(1,319)	(1,118)	(2,692)	(1,984)
Non-GAAP research and development	$21,984	$21,364	$20,686	$43,348	$41,957

GAAP sales and marketing	$36,461	$38,229	$36,089	$74,690	$73,366
Amortization of intangibles	(1,772)	(1,771)	(1,772)	(3,543)	(3,543)
Stock-based compensation expense	(1,438)	(1,247)	(1,338)	(2,685)	(2,535)
Non-GAAP sales and marketing	$33,251	$35,211	$32,979	$68,462	$67,288

GAAP general and administrative	$12,950	$13,194	$13,035	$26,144	$25,884
Stock-based compensation expense	(2,348)	(2,126)	(2,112)	(4,474)	(4,021)
Non-GAAP general and administrative	$10,602	$11,068	$10,923	$21,670	$21,863

GAAP total operating expenses	$72,843	$74,143	$72,274	$146,986	$147,225
Amortization of intangibles	(1,772)	(1,771)	(1,772)	(3,543)	(3,543)
Stock-based compensation expense	(5,159)	(4,692)	(4,568)	(9,851)	(8,540)
Restructuring and other charges	(22)	(37)	(1,311)	(59)	(3,989)
Litigation reserves, net	(53)	—	(35)	(53)	(45)
Non-GAAP total operating expenses	$65,837	$67,643	$64,588	$133,480	$131,108

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	July 2, 2017	April 2, 2017	July 3, 2016	July 2, 2017	July 3, 2016

GAAP operating income	$19,093	$22,789	$25,514	$41,882	$51,128
GAAP operating margin	5.8%	7.0%	8.2%	6.4%	8.2%
Amortization of intangibles	3,146	4,382	4,166	7,528	8,331
Stock-based compensation expense	5,701	5,128	5,019	10,829	9,430
Restructuring and other charges	22	37	1,311	59	3,989
Litigation reserves, net	53	—	35	53	45
Non-GAAP operating income	$28,015	$32,336	$36,045	$60,351	$72,923
Non-GAAP operating margin	8.5%	10.0%	11.6%	9.2%	11.7%

GAAP other income (expense), net	$383	$335	$(332)	$718	$(698)
Gain on litigation settlements	—	—	—	—	(5)
Loss pertaining to cost method investment	—	—	479	—	479
Non-GAAP other income (expense), net	$383	$335	$147	$718	$(224)

GAAP net income	$14,582	$15,994	$16,034	$30,576	$32,623
Amortization of intangibles	3,146	4,382	4,166	7,528	8,331
Stock-based compensation expense	5,701	5,128	5,019	10,829	9,430
Restructuring and other charges	22	37	1,311	59	3,989
Litigation reserves, net	53	—	35	53	45
Gain on litigation settlements	—	—	—	—	(5)
Loss pertaining to cost method investment	—	—	479	—	479
Tax effect of non-GAAP adjustments	(3,640)	(3,850)	(2,960)	(7,490)	(6,203)
Non-GAAP net income	$19,864	$21,691	$24,084	$41,555	$48,689

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	July 2, 2017	April 2, 2017	July 3, 2016	July 2, 2017	July 3, 2016

NET INCOME PER DILUTED SHARE:
GAAP net income per diluted share	$0.44	$0.47	$0.48	$0.91	$0.98
Amortization of intangibles	0.09	0.13	0.12	0.22	0.25
Stock-based compensation expense	0.17	0.15	0.15	0.32	0.28
Restructuring and other charges	0.00	0.00	0.04	0.00	0.12
Litigation reserves, net	0.00	—	0.00	0.00	0.00
Gain on litigation settlements	—	—	—	—	0.00
Loss pertaining to cost method investment	—	—	0.01	—	0.01
Tax effect of non-GAAP adjustments	(0.10)	(0.11)	(0.08)	(0.22)	(0.18)
Non-GAAP net income per diluted share	$0.60	$0.64	$0.72	$1.23	$1.46

NETGEAR, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)
(Unaudited)

	Three Months Ended
	July 2, 2017	April 2, 2017	December 31, 2016	October 2, 2016	July 3, 2016

Cash, cash equivalents and short-term investments	$305,523	$361,235	$365,982	$403,016	$352,672
Cash, cash equivalents and short-term investments per diluted share	$9.23	$10.58	$10.79	$11.88	$10.53

Accounts receivable, net	$304,588	$265,254	$313,839	$233,911	$230,550
Days sales outstanding (DSO)	84	75	77	63	67

Inventories	$263,773	$267,826	$247,862	$217,621	$207,841
Ending inventory turns	3.6	3.4	4.2	4.3	4.1

Weeks of channel inventory:
U.S. retail channel	8.6	8.2	7.2	8.9	8.8
U.S. distribution channel	4.3	5.8	6.2	4.5	5.0
EMEA distribution channel	4.7	5.1	5.3	4.5	3.8
APAC distribution channel	7.0	5.9	7.4	6.8	6.7

Deferred revenue (current and non-current)	$44,727	$40,225	$42,947	$31,526	$32,973

Headcount	953	951	945	944	928
Non-GAAP diluted shares	33,116	34,136	33,925	33,913	33,493

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Six Months Ended
	July 2, 2017		April 2, 2017		July 3, 2016		July 2, 2017		July 3, 2016
Americas	$226,949	68%	$211,629	65%	$210,908	67%	$438,578	67%	$404,758	65%
EMEA	55,204	17%	58,445	18%	51,653	17%	113,649	17%	116,158	19%
APAC	48,570	15%	53,583	17%	49,094	16%	102,153	16%	100,995	16%
Total	$330,723	100%	$323,657	100%	$311,655	100%	$654,380	100%	$621,911	100%

NETGEAR, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)
(In thousands)
(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended			Six Months Ended
	July 2, 2017	April 2, 2017	July 3, 2016	July 2, 2017	July 3, 2016
Net revenue:
Arlo	$78,732	$60,712	$38,585	$139,444	$62,850
Connected Home	185,905	194,361	198,654	380,266	414,764
SMB	66,086	68,584	74,416	134,670	144,297
Total net revenue	$330,723	$323,657	$311,655	$654,380	$621,911

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Six Months Ended
	July 2, 2017	April 2, 2017	July 3, 2016	July 2, 2017	July 3, 2016
Arlo	$7,972	$1,977	$5,236	$9,949	$11,217
Connected Home	48,485	53,193	61,356	101,678	138,208
SMB	588	790	746	1,378	2,194
Total service provider net revenue	$57,045	$55,960	$67,338	$113,005	$151,619